UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 13, 2012

(Date of earliest event reported)

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 13, 2012, RTI International Metals, Inc. (the “Company”) completed its previously announced acquisition of REI Delaware Holding, Inc. (“REI”), a privately held corporation owned by REI Delaware Holding, LLC (“Seller”), pursuant to the Stock Purchase Agreement by and among the Company, REI, and Seller dated January 9, 2012 (the “Purchase Agreement”).

Pursuant to the terms set forth in the Purchase Agreement, the Company acquired REI, which directly owns all of the issued and outstanding capital stock of Remmele Engineering, Inc. (“Remmele”) and indirectly owns, through Remmele, all of the issued and outstanding capital stock of REI Medical, Inc. (“Medical” and, together with Remmele, the “Operating Companies”), for cash consideration of approximately $179 million and the assumption of approximately $3 million of equipment leases. The Company funded the transaction with existing cash. The Operating Companies, which are located in the Minneapolis, Minnesota, metropolitan area, provide precision machining and collaborative engineering, as well as other key technologies and services, for the aerospace and defense and medical device sectors.

The foregoing description of the transaction is qualified in its entirety by reference to the full text of the Purchase Agreement, attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2012, and incorporated herein by reference. A copy of the press release announcing completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: February 14, 2012	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 13, 2012.